EXHIBIT 99.1

SATCON® REPORTS FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

•                  Q4 record revenues increase over 237% year-over-year with gross margins on target

•                  454% growth in bookings year-over-year

•                  Achieves second quarter of operating profitability

Boston, Massachusetts — February 22, 2011 - Satcon Technology Corporation® (NASDAQ CM:SATC), a leading provider of utility scale power solutions for the renewable energy market, today announced its results for the fourth quarter and full year ended December 31, 2010.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share data)	2010	2009	% Change	2010	2009	% Change
Revenue	$72.6	$21.5	238%	$173.3	$52.5	230%
Gross Margin	28%	13%		25%	6%
Operating Income (Loss)	$3.5	$(4.1)	—	$(7.1)	$(23.6)	70%

“2010 marked a record year for Satcon with quarter-end and full-year sales meeting our top-line guidance, and each growing over three times the amount of sales we reported in the same periods a year ago,” said Steve Rhoades, Satcon’s President and Chief Executive Officer.  “In addition to achieving our revenue targets, we improved gross margin in each quarter, and posted an operating profit for the last two consecutive quarters of the year — both milestone achievements for the company.”

For the full year of 2010, the company shipped 688 MW of its industry-leading PowerGate® Plus, Prism®, and Solstice® solutions.  Satcon’s 500kW PowerGate Plus solution continued to be its strongest performing product, shipping over 472 MW during the year, and representing a 293% growth over the number of 500kW PowerGate Plus units shipped in the full year of 2009.

Bookings for the full year 2010 totaled $288.6 million, an increase of 454% over 2009.  This represents 1.1 GW of orders for Satcon’s solutions, with 57% of that demand coming from North America, 26% from Europe and 17% from Asia Pacific.  For the fourth quarter of 2010, bookings totaled $89.1 million, an increase of 420% over the same period last year, and 16.1% growth over Q3 of 2010.

At December 31, 2010, the company’s backlog, which consists of purchase orders with customers, was $102.8 million.  Backlog from North America represented 79% of orders to be delivered.  Asia contributed 17%, while Europe contributed 5%.

“We continue to see significant ongoing market opportunity presented to us by the breadth and reputation of our utility scale solutions, with additional revenue potential coming from design, configuration, and other after-market programs that we have introduced and that are in our pipeline,” said Rhoades.  “Looking at the first half of 2011, we expect to see some seasonal effect coming from the European region and the North American commercial rooftop business.  However, we expect this slowdown to be offset by strong sales into the North American utility-scale market, and orders from our Chinese partnerships.”

“With a mix shift of sales from Europe to Asia, where ASP’s tend to trend lower, coupled with a higher proportion of our sales coming from our newest technology, including the Solstice 500kW solution, which is not yet fully transferred to our high volume Asian manufacturing facility and Asian sources, we expect Q1 revenues to be in the range of $65 to $70 million with our gross margin between 25% to 27%,” continued Rhoades.  “As we look out to Q2, we expect a significant increase in volume from Europe and North America, and increased gross margin on improvements in our supply chain and greater utilization of our Asian manufacturing facilities.  We expect to continue our run of operating profitability throughout the year.”

Conference Call Reminder

The company will hold a conference call to review its financial results and business highlights today, February 22, 2011 at 5:00 p.m. ET.  During the conference call, the company may answer questions concerning business and financial developments and trends, and other business and financial matters. The company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investor Relations section of the company’s website at http://investor.satcon.com.  The conference call also can be accessed by dialing (877) 407-8289 (U.S. and Canada) or (201) 689-8341 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility-grade power conversion solutions for the renewable energy market, enabling the industry’s most advanced, reliable, and proven clean energy alternatives.  For more than ten years, Satcon has designed and delivered advanced power conversion products that enable large-scale producers of renewable energy to convert the clean energy they produce into grid-connected efficient and reliable power.  To learn more about Satcon, please visit http://www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release.  Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The company expressly disclaims any obligation to update the information contained in this release.

Contact

Leah Gibson

Investor Relations

Satcon Technology Corporation
(617) 897-2400
leah.gibson@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$30,094,162	$13,369,208
Restricted cash and cash equivalents	—	34,000
Accounts receivable, net of allowance of $974,887 and $196,909 at December 31, 2010 and 2009, respectively	73,713,308	17,577,640
Unbilled contract costs and fees	174,342	202,228
Inventory	40,542,893	11,898,571
Prepaid expenses and other current assets	4,254,246	717,535
Current assets of discontinued operations	—	35,004
Total current assets	148,778,951	43,834,186
Property and equipment, net	7,284,285	4,633,926
Non-current assets of discontinued operations	—	224,227
Total assets	$156,063,236	$48,692,339

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$15,000,000	$3,000,000
Note payable, current portion, net of discount of $434,247	2,107,473	—
Accounts payable	45,060,537	20,751,975
Accrued payroll and payroll related expenses	4,476,685	2,235,349
Other accrued expenses	6,824,388	2,710,568
Accrued restructuring costs	49,203	38,034
Deferred revenue	8,099,852	451,008
Current liabilities of discontinued operations	—	117,702
Total current liabilities	81,618,138	29,304,636

Warrant liabilities	5,454,109	4,976,774
Note payable, net of current portion and discount of $399,589	9,058,691	—
Deferred revenue, net of current portion	11,622,918	5,531,413
Redeemable convertible Series B preferred stock (0 and 75 shares issued and outstanding at December 31, 2010 and 2009, respectively; face value $5,000 per share; liquidation preference $375,000 at December 31, 2009)	—	375,000
Other long-term liabilities	318,151	280,472
Total liabilities	108,072,007	40,468,295

Commitments and contingencies

Redeemable convertible Series C preferred stock (0 and 25,000 shares issued and outstanding at December 31, 2010 and 2009, face value $1,000 per share, liquidation preference $27,600,000 at December 31, 2009)	—	22,257,423

Stockholders’ equity (deficit):
Common stock; $0.01 par value, 200,000,000 shares authorized; 117,911,278 and 70,567,781 shares issued and outstanding at December 31, 2010 and 2009, respectively	1,179,113	705,678
Additional paid-in capital	291,717,323	218,599,384
Accumulated deficit	(243,475,639)	(231,656,734)
Accumulated other comprehensive loss	(1,429,568)	(1,681,707)
Total stockholders’ equity (deficit)	47,991,229	(14,033,379)
Total liabilities and stockholders’ equity (deficit)	$156,063,236	$48,692,339

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Product revenue	$72,560,200	$21,487,224	$173,301,973	$52,535,633
Cost of product revenue	52,093,252	18,647,528	129,360,472	49,334,132
Gross margin	20,466,948	2,839,696	43,941,501	3,201,501

Operating expenses:
Research and development	5,893,201	2,108,491	15,656,330	8,411,469
Selling, general and administrative	11,024,080	4,791,277	34,563,929	18,169,124
Restructuring charges	—	49,418	783,701	260,685
Total operating expenses from continuing operations	16,917,281	6,949,186	51,003,960	26,841,278
Operating income/(loss) from continuing operations	3,549,667	(4,109,490)	(7,062,459)	(23,639,777)

Change in fair value of warrant liabilities	(2,124,218)	(1,821,957)	(3,162,323)	(5,721,580)
Other income/(loss), net	(679,684)	(45,349)	(658,755)	(286,678)
Interest income	599	449	784	8,972
Interest expense	(550,108)	(64,892)	(1,467,759)	(323,995)
Net income/(loss) from continuing operations	196,256	(6,041,239)	(12,350,512)	(29,963,058)
Gain from discontinued operations	—	14,567	31,390	91,677
Gain on sale of discontinued operations	—	—	500,217	—
Net income (loss)	196,256	(6,026,672)	(11,818,905)	(29,871,381)
Deemed dividend and accretion on Series C preferred stock	(3,281,499)	(1,152,489)	(7,622,576)	(3,922,830)
Dividend on Series C preferred stock	(92,465)	(304,795)	(1,027,397)	(1,250,000)
Net Loss Attributable to Common Shareholders	$(3,177,708)	$(7,483,956)	$(20,468,878)	$(35,044,211)

Net loss per weighted average share, basic and diluted:
From loss on continuing operations attributable to common stockholders	$(0.03)	$(0.11)	$(0.26)	$(0.57)
From loss on discontinued operations	—	—	—	—
From gain on sale of discontinued operations	—	—	0.01	—
Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.03)	$(0.11)	$(0.25)	$(0.57)

Weighted average number of common shares, basic and diluted	110,940,262	70,412,493	82,210,459	61,727,000